EXHIBIT F

CONSENT OF MILBANK LLP

CONSENT

We hereby consent to the use of our name in the second paragraph under the heading “Legal Opinions” in the prospectus supplement dated January 14, 2020 to the prospectus dated January 26, 2018 issued pursuant to registration statement no. 333-222149 of Canada.

/s/ Milbank LLP
Milbank LLP

January 21, 2020

1